UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2016

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 10, 2016, Altisource Portfolio Solutions S.A. (“Altisource”) issued a press release announcing preliminary financial results for its quarter ended December 31, 2015 and full year 2015. A copy of the press release is attached hereto as Exhibit 99.1.

On February 29, 2016, the Company filed a Form 12b-25 with the U.S. Securities and Exchange Commission for an extension of time to file its 2015 Annual Report on Form 10-K on or before March 15, 2016. The Company expects to file its Form 10-K prior to the expiration of the extension.

The financial data in Exhibit 99.1 is unaudited and preliminary, based upon estimates and subject to completion of the Company's financial closing procedures and the audit of the Company’s financial statements. Moreover, this data has been prepared on the basis of currently available information. This data does not constitute a comprehensive statement of the Company's financial results for the year ended December 31, 2015, and the Company's final numbers for this data may differ materially from these estimates. The Company's independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this data.

The information in this Item 2.02, including the information in Exhibit 99.1, is furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 2.02 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated March 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2016

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer